Exhibit 99.1
News Release
FIS Reports Strong Third Quarter Results; Reiterates Full-Year Outlook

•	Revenue of $1.44 billion, up 2.8%; organic growth of 5.0%

•	International organic revenue growth accelerated to 11.9%

•	EPS from continuing operations of $0.63, as adjusted

•	$100 million in share repurchases; 3.1 million shares

JACKSONVILLE, Fla., November 5, 2012 - FIS™ (NYSE:FIS), the world's largest provider of banking and payments technology, today reported a 2.8% increase in revenue for the quarter ended September 30, 2012. GAAP net earnings from continuing operations attributable to common stockholders rose 3.1% and increased 6.4% per diluted share.

Third quarter revenue increased 5.0% on an organic basis, excluding the impact of acquisitions and foreign currency. FIS has posted organic growth approaching 5.0% or better in seven of the last eight quarters. On a non-GAAP basis, net earnings from continuing operations attributable to common stockholders increased 1.1% to $187.5 million, or $0.63 per diluted share in the third quarter of 2012, up 5.0% compared to the year-ago quarter.

“It was another very strong quarter for our company,” stated Frank Martire, chairman and chief executive officer of FIS. “We continue to execute our business strategy and are well positioned to deliver our full year financial targets.”

GAAP Results

Revenue increased 2.8% to $1.44 billion in the third quarter of 2012, compared to $1.40 billion in the third quarter of 2011. GAAP net earnings from continuing operations attributable to common stockholders totaled $147.8 million, or $0.50 per diluted share, in the third quarter of 2012, compared to $143.4 million, or $0.47 per diluted share, in the prior-year quarter.

For the nine months ended September 30, 2012, FIS reported revenue of $4.3 billion, a 3.4% increase compared to the year-ago period. GAAP net earnings from continuing operations attributable to common stockholders totaled $395.1 million, representing an 8.7% increase compared to the prior-year period, up 12.7% per diluted share.

Year to date, FIS has repurchased $251 million of common stock, including $100 million in the third quarter. “Our strong cash flow and disciplined capital management have enabled us to return $427 million to our shareholders through dividends and share repurchases through the first nine months of the year,” Martire noted.

Non-GAAP Results

Organic revenue growth, which adjusts for the impact of acquisitions and foreign currency, remained strong at 5.0%, with growth in International Solutions accelerating to 11.9%. EBITDA increased 2.8% to $442.2 million in the third quarter of 2012, compared to $430.2 million in the third quarter of 2011. EBITDA margin of 30.8% was comparable to the prior-year quarter.

Net earnings from continuing operations, as adjusted, increased to $187.5 million in the third quarter of 2012, or $0.63 per diluted share, compared to $185.5 million, or $0.60 per diluted share, in the third quarter of 2011. Free cash flow totaled $193.2 million compared to $193.1 million in the prior-year quarter. Definitions of non-GAAP financial measures and reconciliations of non-GAAP measures to related GAAP measures are provided in subsequent sections of the press release narrative and supplemental schedules.

For the first nine months of 2012, FIS reported a 5.1% increase in organic revenue, an 11.4% increase in adjusted net earnings from continuing operations, and a 15.2% increase in adjusted net earnings per share from continuing operations. EBITDA margin expanded 90 basis points to 29.6% compared to the prior-year period.

Segment Information

The following is a discussion of third quarter results by segment:

•	Financial Solutions:

Third quarter 2012 Financial Solutions revenue increased 8.1% to $565.7 million compared to $523.2 million in the 2011 quarter and rose 7.0% on an organic basis, driven by growth in processing revenue, consulting revenue and global commercial services. Financial Solutions EBITDA was $224.4 million compared to $224.0 million in the third quarter of 2011. The EBITDA margin was 39.7% compared to 42.8% in the prior-year quarter. The decline was driven primarily by higher investments associated with information security and a change in revenue mix, including lower license revenue coupled with strong growth in services and consulting revenues.

•	Payment Solutions:

Third quarter 2012 Payment Solutions revenue totaled $576.1 million compared to $575.7 million in the 2011 quarter. Revenue growth was negatively impacted by the deconversion of a large debit issuing client which offset strong growth in bill payment and network solutions. Payment Solutions revenue increased 1.6%, excluding the check related businesses, which totaled $106.9 million and $114.0 million in the third quarters of 2012 and 2011, respectively. Payment Solutions EBITDA increased 6.1% to $234.6 million compared to $221.1 million in the 2011 quarter. The EBITDA margin increased 230 basis points to 40.7% compared to the prior-year quarter, reflecting the benefits of ongoing expense management.

•	International Solutions:

International Solutions revenue decreased 0.7% to $295.5 million compared to $297.7 million in the 2011 quarter and increased 11.9% on an organic basis driven by growth across all major regions. International Solutions EBITDA increased 6.6% to $71.4 million compared to $67.0 million in the third quarter of 2011, and the EBITDA margin expanded 170 basis points to 24.2% compared to the prior-year quarter.

•	Corporate/Other:

Corporate expense, as adjusted, totaled $88.2 million in the third quarter 2012, compared to $81.9 million in the prior-year quarter. The increase was due in part to higher investments associated with information security.

Net interest expense totaled $54.0 million in the third quarter of 2012 compared to $60.5 million in the 2011 quarter. The decrease was due primarily to lower borrowing rates and lower debt outstanding.

The effective tax rate increased to 34% in the third quarter of 2012 compared to 30% in the third quarter of 2011 and 29% in the second quarter of 2012. The effective tax rates in both prior periods were reduced by the favorable resolution of certain tax positions taken by the Company. FIS anticipates an effective tax rate of approximately 33% for full year 2012.

Balance Sheet and Cash Flow

Cash and cash equivalents totaled $576.6 million as of September 30, 2012. Debt outstanding totaled approximately $4.5 billion as of September 30, 2012.

Net cash provided by operating activities totaled $255.4 million in the third quarter of 2012 compared to $275.5 million in the third quarter of 2011. Capital expenditures totaled $70.7 million in the third quarter of 2012, compared to $82.1 million in capital expenditures in the prior-year quarter. Free cash flow, which excludes settlement activity related to the payments businesses, totaled $193.2 million in the third quarter of 2012 compared to $193.1 million in the 2011 quarter.

FIS repurchased approximately 3.1 million shares in the third quarter at a total cost of approximately $100 million. Year to date, FIS has repurchased 8.3 million shares at a total cost of approximately $251 million. Approximately $850 million remains under the existing share repurchase authorization.

Sale of Healthcare Benefit Solutions Business

On August 15, 2012, FIS completed the sale of its Healthcare Benefit Solutions business in an all-cash transaction valued at approximately $335 million (approximately $220 million after tax). The Company incurred an after-tax GAAP loss of approximately $56 million related to the sale, which is included in discontinued operations. The Healthcare Benefit Solutions business is classified as a discontinued operation for all periods presented in accordance with GAAP.

2012 Outlook

The Company reiterated its full year 2012 outlook as follows:

•	Organic revenue growth of 3% to 5%

•	EBITDA growth of 5% to 7%, as adjusted

•	EBITDA margin expansion of 40 to 80 basis points, as adjusted

•	EPS from continuing operations of $2.45 to $2.55, as adjusted (+10% to 15% compared to full year 2011)

Use of Non-GAAP Financial Information

Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, the Company has provided non-GAAP financial measures, which it believes are useful to help investors better understand its financial performance, competitive position and prospects for the future. These non-GAAP measures include organic revenue, adjusted earnings before interest, taxes and depreciation and amortization (EBITDA), adjusted net earnings and free cash flow. Organic revenue includes reported revenue plus pre-acquisition revenue for companies acquired during the applicable reporting periods. Organic revenue excludes the impact of foreign currency fluctuation in 2012. Adjusted EBITDA (2012 comparative data) excludes accelerated vesting of certain stock options and restricted stock grants and costs related to a non-compete and change in role payment. Adjusted net earnings (2012 comparative data) exclude the after-tax impact of acquisition related amortization, debt refinancing costs, accelerated vesting of certain stock options and restricted stock grants and for a non-compete and change in role payment. Adjusted net earnings (2011 comparative data) exclude the after-tax impact of acquisition related amortization. Free cash flow is GAAP operating cash flow less capital expenditures and excludes the net change in settlement assets and obligations.

Any non-GAAP measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP net earnings. Further, FIS' non-GAAP measures may be calculated differently from similarly titled measures of other companies. Reconciliations of these non-GAAP measures to related GAAP measures are provided in the attached schedules and in the Investor Relations section of the FIS Web site, www.fisglobal.com.

Conference Call and Webcast

FIS will host a call with investors and analysts to discuss third quarter 2012 results on Monday, November 5, 2012 beginning at 5:00 p.m. Eastern Standard time. To register for the live event and to access a supplemental slide presentation, go to the Investor Relations section at www.fisglobal.com and click on “News and Events.” A webcast replay will be available on FIS' Investor Relations website, and a telephone replay will be available through November 19, 2012, by dialing 800-475-6701(USA) or 320-365-3844 (International). The access code will be 266164. To access a PDF version of this release and accompanying financial tables, go to http://www.investor.fisglobal.com.

About FIS

FIS (NYSE: FIS) is the world's largest global provider dedicated to banking and payments technologies. With a long history deeply rooted in the financial services sector, FIS serves more than 14,000 institutions in over 100 countries. Headquartered in Jacksonville, Fla., FIS employs more than 32,000 people worldwide and holds leadership positions in payment processing and banking solutions, providing software, services and outsourcing of the technology that drives financial institutions. First in financial technology, FIS tops the annual FinTech 100 list, is 425 on the Fortune 500 and is a member of Standard & Poor's 500® Index. For more information about FIS, visit www.fisglobal.com.

Forward-Looking Statements

This news release and today's conference call contain “forward-looking statements” within the meaning of the U.S. federal securities laws. Statements that are not historical facts, including statements about revenue, organic revenue, earnings before interest, taxes, depreciation and amortization (“EBITDA”), earnings per share and margin expansion, as well as other statements about our expectations, hopes, intentions, or strategies regarding the future, are forward-looking statements. These statements relate to future events and our future results, and involve a number of risks and uncertainties. Forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. Any statements that refer to beliefs, expectations, projections or other characterizations of future events or circumstances and other statements that are not historical facts are forward-looking statements.

Actual results, performance or achievement could differ materially from those contained in these forward-looking statements. The risks and uncertainties that forward-looking statements are subject to include without limitation:

•
changes and conditions in general economic, business and political conditions, including the possibility of intensified international hostilities, acts of terrorism, and changes and conditions in either or both the United States and international lending, capital and financial markets;

•	the effect of legislative initiatives or proposals, statutory changes, governmental or other applicable regulations and/or changes in industry requirements, including privacy regulations;

•	the adequacy of our cash flow and earnings and other conditions which may affect our ability to pay our quarterly dividend at the planned level;

•	the effects of our leverage which may limit the funds available to make acquisitions and invest in our business, pay dividends and repurchase shares;

•
the risks of reduction in revenue from the elimination of existing and potential customers due to consolidation in or new laws or regulations affecting the banking, retail and financial services industries or due to financial failures or other setbacks suffered by firms in those industries;

•	changes in the growth rates of the markets for core processing, card issuer, and transaction processing services;

•	failures to adapt our services and products to changes in technology or in the marketplace;

•
internal or external security breaches of our systems, including those relating to the theft of personal information and computer viruses affecting our software or platforms, and the reactions of customers, card associations and others to any such events;

•
the reaction of our current and potential customers to the regulatory letter we received about information security, risk management and internal audit following the security breach we experienced in early 2011 and to any future communications about such topics from our regulators or from us;

•	the failure to achieve some or all of the benefits that we expect from acquisitions;

•
our potential inability to find suitable acquisition candidates or finance such acquisitions, which depends upon the availability of adequate cash reserves from operations or of acceptable financing terms and the variability of our stock price, or difficulties in integrating past and future acquired technology or business' operations, services, clients and personnel;

•	competitive pressures on product pricing and services including the ability to attract new, or retain existing, customers;

•	an operational or natural disaster at one of our major operations centers;

•	and other risks detailed in “Risk Factors” and other sections of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and other filings with the SEC.

Other unknown or unpredictable factors also could have a material adverse effect on our business, financial condition, results of operations and prospects. Accordingly, readers should not place undue reliance on these forward-looking statements. These forward-looking statements are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Except as required by applicable law or regulation, we do not undertake (and expressly disclaim) any obligation and do not intend to publicly update or review any of these forward-looking statements, whether as a result of new information, future events or otherwise.

FIS-e

Media Contact:	Investor Contact:
Ellyn Raftery, 904.438.6083	Mary Waggoner, 904.438.6282
Chief Marketing Officer	Senior Vice President
FIS Global Marketing and Communications	FIS Investor Relations
ellyn.raftery@fisglobal.com	mary.waggoner@fisglobal.com

Fidelity National Information Services, Inc.
Earnings Release Supplemental Financial Information
November 5, 2012

Exhibit A	Consolidated Statements of Earnings - Unaudited for the three and nine months ended September 30, 2012 and 2011

Exhibit B	Consolidated Balance Sheets - Unaudited as of September 30, 2012 and December 31, 2011

Exhibit C	Consolidated Statements of Cash Flows - Unaudited for the nine months ended September 30, 2012 and 2011

Exhibit D	Supplemental Non-GAAP Financial Information - Unaudited for the three and nine months ended September 30, 2012 and 2011

Exhibit E	Supplemental GAAP to Non-GAAP Reconciliation - Unaudited for the three and nine months ended September 30, 2012 and 2011

FIDELITY NATIONAL INFORMATION SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS - UNAUDITED
(In millions, except per share data)

			Exhibit A

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
Processing and services revenues	$1,436.9	$1,398.2	$4,307.5	$4,164.3
Cost of revenues	968.8	965.3	2,939.4	2,931.0
Gross profit	468.1	432.9	1,368.1	1,233.3
Selling, general and administrative expenses	180.2	159.7	575.0	495.8
Operating income	287.9	273.2	793.1	737.5
Other income (expense):
Interest expense, net	(54.0)	(60.5)	(170.0)	(194.3)
Other income (expense), net	(1.5)	(0.8)	(24.2)	2.3
Total other income (expense)	(55.5)	(61.3)	(194.2)	(192.0)
Earnings from continuing operations before income taxes	232.4	211.9	598.9	545.5
Provision for income taxes	79.0	64.6	192.0	175.5
Earnings from continuing operations, net of tax	153.4	147.3	406.9	370.0
Earnings (loss) from discontinued operations, net of tax	(61.0)	(7.1)	(70.6)	(10.9)
Net earnings	92.4	140.2	336.3	359.1
Net (earnings) loss attributable to noncontrolling interest	(5.6)	(3.9)	(11.8)	(6.5)
Net earnings attributable to FIS common stockholders	$86.8	$136.3	$324.5	$352.6
Net earnings per share-basic from continuing operations attributable to FIS common stockholders *	$0.51	$0.48	$1.35	$1.20
Net earnings (loss) per share-basic from discontinued operations attributable to FIS common stockholders*	(0.21)	(0.02)	(0.24)	(0.04)
Net earnings per share-basic attributable to FIS common stockholders *	$0.30	$0.45	$1.11	$1.17
Weighted average shares outstanding-basic	292.4	300.9	291.6	302.0
Net earnings per share-diluted from continuing operations attributable to FIS common stockholders *	$0.50	$0.47	$1.33	$1.18
Net earnings (loss) per share-diluted from discontinued operations attributable to FIS common stockholders *	(0.20)	(0.02)	(0.24)	(0.04)
Net earnings per share-diluted attributable to FIS common stockholders *	$0.29	$0.44	$1.09	$1.14
Weighted average shares outstanding-diluted	297.9	306.8	297.2	308.8
Amounts attributable to FIS common stockholders:
Earnings from continuing operations, net of tax	$147.8	$143.4	$395.1	$363.5
Earnings (loss) from discontinued operations, net of tax	(61.0)	(7.1)	(70.6)	(10.9)
Net earnings attributable to FIS common stockholders	$86.8	$136.3	$324.5	$352.6

* Amounts may not sum due to rounding.

FIDELITY NATIONAL INFORMATION SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS — UNAUDITED
(In millions, except per share data)

		Exhibit B

	As of	As of
	September 30,	December 31,
	2012	2011
Assets
Current assets:
Cash and cash equivalents	$576.6	$415.5
Settlement deposits	28.8	43.9
Trade receivables, net	886.0	858.5
Settlement receivables	94.6	78.1
Other receivables	43.6	40.1
Due from related parties	66.1	56.9
Prepaid expenses and other current assets	130.1	117.1
Deferred income taxes	49.6	72.6
Total current assets	1,875.4	1,682.7
Property and equipment, net	424.4	414.5
Goodwill	8,377.3	8,542.8
Intangible assets, net	1,641.9	1,903.3
Computer software, net	852.1	881.5
Deferred contract costs	225.3	232.7
Other noncurrent assets	229.6	190.8
Total assets	$13,626.0	$13,848.3

Liabilities and Equity
Current liabilities:
Accounts payable and accrued liabilities	$674.9	$641.5
Due to Brazilian venture partner	18.7	36.5
Settlement payables	135.6	141.2
Current portion of long-term debt	140.3	259.2
Deferred revenues	241.3	276.5
Total current liabilities	1,210.8	1,354.9
Deferred revenues	43.7	55.9
Deferred income taxes	819.6	872.5
Long-term debt, excluding current portion	4,391.7	4,550.6
Due to Brazilian venture partner	40.1	50.6
Other long-term liabilities	343.4	312.6
Total liabilities	6,849.3	7,197.1
Equity:
FIS stockholders’ equity:
Preferred stock $0.01 par value	—	—
Common stock $0.01 par value	3.8	3.8
Additional paid in capital	7,218.8	7,224.7
Retained earnings	2,028.5	1,880.4
Accumulated other comprehensive earnings	35.4	36.3
Treasury stock	(2,654.9)	(2,642.2)
Total FIS stockholders’ equity	6,631.6	6,503.0
Noncontrolling interest	145.1	148.2
Total equity	6,776.7	6,651.2
Total liabilities and equity	$13,626.0	$13,848.3

FIDELITY NATIONAL INFORMATION SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS — UNAUDITED
(In millions)

		Exhibit C

	Nine months ended September 30,
	2012	2011
Cash flows from operating activities:
Net earnings	$336.3	$359.1
Adjustment to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	473.2	471.6
Amortization of debt issue costs	27.0	10.6
Gain on sale of assets	(22.0)	—
Stock-based compensation	60.5	46.0
Deferred income taxes	(28.9)	(13.2)
Excess income tax benefit from exercise of stock options	(11.4)	(7.2)
Other operating activities, net	2.1	(4.5)
Net changes in assets and liabilities, net of effects from acquisitions:
Trade receivables	(40.7)	31.4
Settlement activity	(16.1)	68.9
Prepaid expenses and other assets	(24.4)	(5.7)
Deferred contract costs	(49.7)	(46.6)
Deferred revenue	(54.6)	(42.6)
Accounts payable, accrued liabilities and other liabilities	66.7	(68.7)
Net cash provided by operating activities	718.0	799.1

Cash flows from investing activities:
Additions to property and equipment	(96.9)	(88.2)
Additions to computer software	(129.4)	(133.6)
Net proceeds from sale of assets	336.5	—
Acquisitions, net of cash acquired	(40.0)	(12.7)
Other investing activities, net	(3.0)	5.9
Net cash provided by (used in) investing activities	67.2	(228.6)

Cash flows from financing activities:
Borrowings	8,886.0	6,908.9
Repayment of borrowings and capital lease obligations	(9,165.4)	(7,266.5)
Debt issuance costs	(47.6)	—
Excess income tax benefit from exercise of stock options	11.4	7.2
Proceeds from exercise of stock options, net of tax withholding	160.3	72.0
Treasury stock purchases	(285.8)	(188.5)
Dividends paid	(176.4)	(48.0)
Other financing activities, net	(5.8)	1.5
Net cash used in financing activities	(623.3)	(513.4)

Effect of foreign currency exchange rate changes on cash	(0.8)	(8.3)

Net increase in cash and cash equivalents	161.1	48.8
Cash and cash equivalents, at beginning of period	415.5	338.0
Cash and cash equivalents, at end of period	$576.6	$386.8

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION — UNAUDITED
(In millions)

					Exhibit D

	Three months ended September 30, 2012
	Financial Solutions	Payment Solutions	International Solutions	Corporate and Other	Consolidated
Processing and services revenue	$565.7	$576.1	$295.5	$(0.4)	$1,436.9
Operating income (loss)	$183.6	$213.1	$53.4	$(162.2)	$287.9
Purchase price amortization	—	—	—	60.2	60.2
Non-GAAP operating income (loss)	183.6	213.1	53.4	(102.0)	348.1

Depreciation and amortization from continuing operations	40.8	21.5	18.0	13.8	94.1
Adjusted EBITDA	$224.4	$234.6	$71.4	$(88.2)	$442.2

Non-GAAP operating margin	32.5%	37.0%	18.1%	N/M	24.2%

Adjusted EBITDA margin	39.7%	40.7%	24.2%	N/M	30.8%

	Three months ended September 30, 2011
	Financial Solutions	Payment Solutions	International Solutions	Corporate and Other	Consolidated
Processing and services revenue, as adjusted	$523.2	$575.7	$297.7	$1.6	$1,398.2
Operating income (loss)	$182.7	$200.4	$47.3	$(157.2)	$273.2
Purchase price amortization	—	—	0.1	60.3	60.4
Non-GAAP operating income (loss)	182.7	200.4	47.4	(96.9)	333.6
Depreciation and amortization from continuing operations	41.3	20.7	19.6	15.0	96.6
Adjusted EBITDA	$224.0	$221.1	$67.0	$(81.9)	$430.2

Non-GAAP operating margin	34.9%	34.8%	15.9%	N/M	23.9%

Adjusted EBITDA margin	42.8%	38.4%	22.5%	N/M	30.8%

Total revenue growth from prior year period
Three months ended September 30, 2012	8.1%	0.1%	(0.7)%	N/M	2.8%

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION — UNAUDITED
(In millions)

				Exhibit D (continued)

	Nine months ended September 30, 2012
	Financial Solutions	Payment Solutions	International Solutions	Corporate and Other	Consolidated
Processing and services revenue	$1,668.0	$1,779.3	$859.6	$0.6	$4,307.5
Operating income (loss)	$523.1	$656.9	$131.1	$(518.0)	$793.1
Stock and other compensation charges	—	—	—	18.5	18.5
Purchase price amortization	—	—	0.1	180.8	180.9
Non-GAAP operating income (loss)	523.1	656.9	131.2	(318.7)	992.5

Depreciation and amortization from continuing operations	124.2	65.2	54.9	38.1	282.4
Adjusted EBITDA	$647.3	$722.1	$186.1	$(280.6)	$1,274.9

Non-GAAP operating margin	31.4%	36.9%	15.3%	N/M	23.0%

Adjusted EBITDA margin	38.8%	40.6%	21.6%	N/M	29.6%

	Nine months ended September 30, 2011
	Financial Solutions	Payment Solutions	International Solutions	Corporate and Other	Consolidated
Processing and services revenue, as adjusted	$1,543.4	$1,763.2	$858.8	$(1.1)	$4,164.3
Operating income (loss)	$507.7	$597.3	$119.3	$(486.8)	$737.5
Purchase price amortization	0.1	0.1	0.3	182.1	182.6
Non-GAAP operating income (loss)	507.8	597.4	119.6	(304.7)	920.1
Depreciation and amortization from continuing operations	119.6	63.8	57.5	36.0	276.9
Adjusted EBITDA	$627.4	$661.2	$177.1	$(268.7)	$1,197.0

Non-GAAP operating margin	32.9%	33.9%	13.9%	N/M	22.1%

Adjusted EBITDA margin	40.7%	37.5%	20.6%	N/M	28.7%

Total revenue growth from prior year period
Nine months ended September 30, 2012	8.1%	0.9%	0.1%	N/M	3.4%

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION — UNAUDITED
(In millions)

	Exhibit D (continued)

	Three months ended	Nine months ended
	September 30, 2012	September 30, 2012
Cash flows from operating activities:
Net cash provided by operating activities	$255.4	$718.0
Capital expenditures	(70.7)	(226.3)
	184.7	491.7
Settlement activity	8.5	16.1
Free cash flow (1)	$193.2	$507.8

	Three months ended	Nine months ended
	September 30, 2011	September 30, 2011
Cash flows from operating activities:
Net cash provided by operating activities	$275.5	$799.1
Capital expenditures	(82.1)	(221.8)
	193.4	577.3
Settlement activity	(0.3)	(68.9)
Free cash flow (1)	$193.1	$508.4

(1)	Free cash flow is defined as cash flow from operating activities less capital expenditures and excludes the net change in settlement assets and obligations.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

			Exhibit E

	Three months ended		Nine months ended
	September 30,		September 30,
	2012	2011	2012	2011

Net earnings from continuing operations attributable to FIS	$147.8	$143.4	$395.1	$363.5
Plus provision for income taxes	79.0	64.6	192.0	175.5
Interest expense, net	54.0	60.5	170.0	194.3
Other, net	7.1	4.7	36.0	4.2

Operating income	287.9	273.2	793.1	737.5

Stock and other compensation charges	—	—	18.5	—
Purchase price amortization	60.2	60.4	180.9	182.6

Non-GAAP operating income	348.1	333.6	992.5	920.1

Depreciation and amortization from continuing operations	94.1	96.6	282.4	276.9
Adjusted EBITDA	$442.2	$430.2	$1,274.9	$1,197.0

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions, except per share data)

		Exhibit E (continued)

	Three months ended September 30, 2012
		Purchase
		Price
	GAAP	Amort. (3)	Non-GAAP
Processing and services revenue	$1,436.9	$—	$1,436.9
Cost of revenues	968.8	(60.2)	908.6
Gross profit	468.1	60.2	528.3
Selling, general and administrative	180.2	—	180.2
Operating income (loss)	287.9	60.2	348.1
Other income (expense):
Interest income (expense), net	(54.0)	—	(54.0)
Other income (expense), net	(1.5)	—	(1.5)
Total other income (expense)	(55.5)	—	(55.5)
Earnings (loss) from continuing operations before income taxes	232.4	60.2	292.6
Provision for income taxes	79.0	20.5	99.5
Earnings (loss) from continuing operations, net of tax	153.4	39.7	193.1
Earnings (loss) from discontinued operations, net of tax (4)	(61.0)	—	(61.0)
Net earnings (loss)	92.4	39.7	132.1
Net (earnings) loss attributable to noncontrolling interest	(5.6)	—	(5.6)
Net earnings (loss) attributable to FIS common stockholders	$86.8	$39.7	$126.5

Amounts attributable to FIS common stockholders
Earnings (loss) from continuing operations, net of tax	$147.8	$39.7	$187.5
Earnings (loss) from discontinued operations, net of tax (4)	(61.0)	—	(61.0)
Net earnings (loss) attributable to FIS common stockholders	$86.8	$39.7	$126.5

Net earnings (loss) per share — diluted from continuing operations attributable to FIS common stockholders*	$0.50	$0.13	$0.63
Weighted average shares outstanding — diluted	297.9	297.9	297.9

Effective tax rate	34%		34%

Supplemental information:
Depreciation and amortization	$154.3	(60.2)	$94.1
Stock compensation expense, excluding acceleration charges			$16.9
Stock acceleration charges			—
Total stock compensation expense			$16.9

* Amounts may not sum due to rounding.
See accompanying notes.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions, except per share data)

					Exhibit E (continued)

	Nine months ended September 30, 2012
		Stock and Other	Long-term		Purchase
		Compensation	Debt		Price
	GAAP	Charges (1)	Refinance (2)	Subtotal	Amort. (3)	Non-GAAP
Processing and services revenue	$4,307.5	$—	$—	$4,307.5	$—	$4,307.5
Cost of revenues	2,939.4	—	—	2,939.4	(180.9)	2,758.5
Gross profit	1,368.1	—	—	1,368.1	180.9	1,549.0
Selling, general and administrative	575.0	(18.5)	—	556.5	—	556.5
Operating income (loss)	793.1	18.5	—	811.6	180.9	992.5
Other income (expense):
Interest income (expense), net	(170.0)	—	—	(170.0)	—	(170.0)
Other income (expense), net	(24.2)	—	18.4	(5.8)	—	(5.8)
Total other income (expense)	(194.2)	—	18.4	(175.8)	—	(175.8)
Earnings (loss) from continuing operations before income taxes	598.9	18.5	18.4	635.8	180.9	816.7
Provision for income taxes	192.0	6.2	6.2	204.4	58.3	262.7
Earnings (loss) from continuing operations, net of tax	406.9	12.3	12.2	431.4	122.6	554.0
Earnings (loss) from discontinued operations, net of tax (4)	(70.6)	—	—	(70.6)	2.7	(67.9)
Net earnings (loss)	336.3	12.3	12.2	360.8	125.3	486.1
Net (earnings) loss attributable to noncontrolling interest	(11.8)	—	—	(11.8)	—	(11.8)
Net earnings (loss) attributable to FIS common stockholders	$324.5	$12.3	$12.2	$349.0	$125.3	$474.3

Amounts attributable to FIS common stockholders
Earnings (loss) from continuing operations, net of tax	$395.1	$12.3	$12.2	$419.6	$122.6	$542.2
Earnings (loss) from discontinued operations, net of tax (4)	(70.6)	—	—	(70.6)	2.7	(67.9)
Net earnings (loss) attributable to FIS common stockholders	$324.5	$12.3	$12.2	$349.0	$125.3	$474.3

Net earnings (loss) per share — diluted from continuing operations attributable to FIS common stockholders*	$1.33	$0.04	$0.04	$1.41	$0.41	$1.82
Weighted average shares outstanding — diluted	297.2	297.2	297.2	297.2	297.2	297.2

Effective tax rate	32%					32%

Supplemental information:
Depreciation and amortization				$463.3	(180.9)	$282.4
Stock compensation expense, excluding acceleration charges						$51.5
Stock acceleration charges						8.3
Total stock compensation expense						$59.8

* Amounts may not sum due to rounding.
See accompanying notes.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions, except per share data)

		Exhibit E (continued)

	Three months ended September 30, 2011
		Purchase
		Price
	GAAP	Amort. (3)	Non-GAAP
Processing and services revenue	$1,398.2	$—	$1,398.2
Cost of revenues	965.3	(60.4)	904.9
Gross profit	432.9	60.4	493.3
Selling, general and administrative	159.7	—	159.7
Operating income	273.2	60.4	333.6
Other income (expense):
Interest income (expense), net	(60.5)	—	(60.5)
Other income (expense), net	(0.8)	—	(0.8)
Total other income (expense)	(61.3)	—	(61.3)
Earnings (loss) from continuing operations before income taxes	211.9	60.4	272.3
Provision for income taxes	64.6	18.3	82.9
Earnings (loss) from continuing operations, net of tax	147.3	42.1	189.4
Earnings (loss) from discontinued operations, net of tax (4)	(7.1)	1.3	(5.8)
Net earnings (loss)	140.2	43.4	183.6
Net (earnings) loss attributable to noncontrolling interest	(3.9)	—	(3.9)
Net earnings (loss) attributable to FIS common stockholders	$136.3	$43.4	$179.7

Amounts attributable to FIS common stockholders
Earnings (loss) from continuing operations, net of tax	$143.4	$42.1	$185.5
Earnings (loss) from discontinued operations, net of tax (4)	(7.1)	1.3	(5.8)
Net earnings (loss) attributable to FIS common stockholders	$136.3	$43.4	$179.7

Net earnings (loss) per share — diluted from continuing operations attributable to FIS common stockholders*	$0.47	$0.14	$0.60
Weighted average shares outstanding — diluted	306.8	306.8	306.8

Effective tax rate	30%		30%

Supplemental information:
Depreciation and amortization	$157.0	(60.4)	$96.6

Stock compensation expense, excluding acceleration charges			$14.9
Stock acceleration charges			—
Total stock compensation expense			$14.9

* Amounts may not sum due to rounding.
See accompanying notes.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions, except per share data)

		Exhibit E (continued)

	Nine months ended September 30, 2011
		Purchase
		Price
	GAAP	Amort. (3)	Non-GAAP
Processing and services revenue	$4,164.3	$—	$4,164.3
Cost of revenues	2,931.0	(182.6)	2,748.4
Gross profit	1,233.3	182.6	1,415.9
Selling, general and administrative	495.8	—	495.8
Operating income	737.5	182.6	920.1
Other income (expense):
Interest income (expense), net	(194.3)	—	(194.3)
Other income (expense), net	2.3	—	2.3
Total other income (expense)	(192.0)	—	(192.0)
Earnings (loss) from continuing operations before income taxes	545.5	182.6	728.1
Provision for income taxes	175.5	59.2	234.7
Earnings (loss) from continuing operations, net of tax	370.0	123.4	493.4
Earnings (loss) from discontinued operations, net of tax (4)	(10.9)	4.0	(6.9)
Net earnings (loss)	359.1	127.4	486.5
Net (earnings) loss attributable to noncontrolling interest	(6.5)	—	(6.5)
Net earnings (loss) attributable to FIS common stockholders	$352.6	$127.4	$480.0

Amounts attributable to FIS common stockholders
Earnings (loss) from continuing operations, net of tax	$363.5	$123.4	$486.9
Earnings (loss) from discontinued operations, net of tax (4)	(10.9)	4.0	(6.9)
Net earnings (loss) attributable to FIS common stockholders	$352.6	$127.4	$480.0

Net earnings (loss) per share — diluted from continuing operations attributable to FIS common stockholders*	$1.18	$0.40	$1.58
Weighted average shares outstanding — diluted	308.8	308.8	308.8

Effective tax rate	32%		32%

Supplemental information:
Depreciation and amortization	$459.5	(182.6)	$276.9

Stock compensation expense, excluding acceleration charges			$46.0
Stock acceleration charges			—
Total stock compensation expense			$46.0

* Amounts may not sum due to rounding.
See accompanying notes.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

Notes to Unaudited - Supplemental GAAP to Non-GAAP Reconciliation for the three and nine months ended September 30, 2012 and 2011.

The adjustments are as follows:

(1)
Charges for accelerated vesting of certain stock option and restricted stock grants as of March 30, 2012 pursuant to the changes in roles of William P. Foley II, Vice Chairman, and Brent B. Bickett, Executive Vice President of Corporate Finance, and for a non-compete and change in role cash payment to Mr. Foley.

(2)
This column represents the write-off of certain previously capitalized debt issuance costs and transaction expenses incurred as a result of the early pay down of certain debt and the refinancing of our credit facility in the first quarter of 2012.

(3)	This column represents purchase price amortization expense on intangible assets acquired through various Company acquisitions.

(4)
During the 2012 and 2011 periods, certain operations are classified as discontinued. Reporting for discontinued operations classifies revenues and expenses as one line item net of tax in the consolidated statements of earnings. During the second quarter of 2012 we entered into a definitive agreement to sell our Healthcare Benefit Solutions Business and accordingly have classified its results as discontinued operations. During the third quarter 2010, we determined that Fidelity National Participacoes Ltda. ("Participacoes"), our item processing and remittance services business in Brazil, should be treated as a discontinued operation.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Healthcare Benefit Solutions Business	$(56.2)	$2.0	$(47.8)	$7.3
Participacoes	(4.8)	(9.1)	(22.8)	(18.2)
Total discontinued operations	$(61.0)	$(7.1)	$(70.6)	$(10.9)